Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Second Quarter Fiscal 2015 Results and Solid Start to the Spring Selling Season

ATLANTA, April 30, 2015 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the three and six months ended March 31, 2015.
The Company reported a net loss from continuing operations of $2.1 million for the quarter ended March 31, 2015, compared with a net loss of $8.2 million for the quarter ended March 31, 2014.
New home orders grew 22.2 percent for the quarter with an average active community count that was 14.3 percent higher than a year ago. Absorption rates were especially strong at 3.5 sales per community per month for the quarter, while the average selling price (“ASP”) from closings increased 12.3 percent to $305.8 thousand, the highest ASP for any quarter in the Company’s history. Backlog at March 31, 2015 consisted of 2,533 homes with a value of $814.1 million, up 27.8 percent versus last year.
“We are encouraged by the solid start to the spring selling season,” said Allan Merrill, CEO of Beazer Homes. “Driven by job growth, strong affordability and low inventory levels, the selling environment during our fiscal second quarter reflected an improvement in homebuyer demand. With our substantially larger backlog, stable gross margins and fixed cost leverage, we expect to achieve a $20 million improvement in Adjusted EBITDA for fiscal 2015 versus last year, excluding certain unexpected warranty and litigation settlement costs.”

Summary results for the three and six months ended March 31, 2015 are as follows:

Q2 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended March 31,
	2015	2014	Change
New Home Orders	1,698	1,390	22.2%
Orders per month per community	3.5	3.3	6.1%
Actual community count at month-end	163	138	18.1%
Average active community count	160	140	14.3%
Cancellation rates	16.7%	19.4%	270 bps

Total Home Closings	936	977	(4.2)%
Average sales price from closings (in thousands)	$305.8	$272.4	12.3%
Homebuilding revenue (in millions)	$286.2	$266.1	7.6%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	18.3%	19.7%	-140 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	21.7%	22.5%	-80 bps

Loss from continuing operations before income taxes (in millions)	$(2.0)	$(8.3)	$6.3
Provision of (benefit from) income taxes (in millions)	$0.1	$(0.1)	$0.2
Net loss from continuing operations (in millions)	$(2.1)	$(8.2)	$6.1
Basic Loss Per Share	$(0.08)	$(0.32)	$0.24

Total Company land and land development spending (in millions)	$102.1	$128.6	$(26.5)
Total Company Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$19.7	$18.5	$1.2
LTM Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$129.1	$103.5	24.7%

	Six Months Ended March 31,
	2015	2014	Change
New Home Orders	2,664	2,285	16.6%
LTM orders per month per community	2.8	2.9	(3.4)%
Cancellation rates	18.5%	20.4%	190 bps

Total Home Closings	1,821	2,015	(9.6)%
Average sales price from closings (in thousands)	$300.8	$276.0	9.0%
Homebuilding revenue (in millions)	$547.8	$556.1	(1.5)%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	16.0%	19.2%	-320 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	19.3%	21.9%	-260 bps
Homebuilding gross profit margin, excluding I&A, interest amortized to cost of sales and unexpected warranty costs	21.8%	21.9%	-10 bps

Loss from continuing operations before loss on debt extinguishment (in millions)	$(20.1)	$(12.0)	$(8.1)
Loss on debt extinguishment (in millions)	$—	$(0.2)	$0.2
Net loss from continuing operations (in millions)	$(20.1)	$(12.2)	$(7.9)
Basic Loss Per Share	$(0.76)	$(0.48)	$(0.28)

Land and land development spending (in millions)	$247.6	$252.4	$(4.8)
Total Company Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$36.0	$40.2	(10.4)%

As of March 31, 2015

	As of March 31,
	2015	2014	Change
Backlog	2,533	2,163	17.1%
Dollar value of backlog at end of period (in millions)	$814.1	$637.1	27.8%
ASP in Backlog	$321.4	$294.5	9.1%
Land and lots controlled	27,794	29,331	(5.2)%

Conference Call

The Company will hold a conference call on April 30, 2015 at 10:00 am ET to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 866-461-2739 or 203-369-1355 and enter the passcode “3740” (available until 10:59 pm ET on May 7, 2015), or visit www.beazer.com.  A replay of the webcast will be available at www.beazer.com for at least 30 days.

Headquartered in Atlanta, Beazer Homes is one of the country's 10 largest single-family homebuilders. The Company's homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with Choice Plans to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service. The Company offers homes in 15 states, namely Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things: (i) the availability and cost of land and the risks associated with the future value of our inventory such as additional asset impairment charges or writedowns; (ii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decreases in the price of new homes and resale homes in the market; (iii) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (iv) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (v) shortages of or increased prices for labor, land or raw materials used in housing production and the level of quality and craftsmanship provided by our subcontractors; (vi) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (vii) our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (viii) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest, or an increased number of foreclosures; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xi) estimates related to the potential recoverability of our deferred tax assets; (xii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies, including these related to the environment; (xiii) the results of litigation or government proceedings and fulfillment of the obligations in the consent orders with governmental authorities and other settlement agreements; (xiv) the impact of construction defect and home warranty claims, including water intrusion issues in Florida and New Jersey; (xv) the cost and availability of insurance and surety bonds; (xvi) the performance of our unconsolidated entities and our unconsolidated entity partners; (xvii) delays in land development or home construction resulting from adverse weather conditions or other factors; (xviii) the impact of information technology failures or data security breaches; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war or other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.

Robert L. Salomon
Executive Vice President and Chief Financial Officer
770-829-3700
investor.relations@beazer.com
-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Total revenue	$299,359	$270,021	$565,123	$563,191
Home construction and land sales expenses	245,446	216,969	475,992	455,438
Inventory impairments and option contract abandonments	—	880	—	911
Gross profit	53,913	52,172	89,131	106,842
Commissions	11,969	11,096	22,895	22,917
General and administrative expenses	32,727	32,628	64,168	61,038
Depreciation and amortization	2,781	2,831	5,122	5,738
Operating income (loss)	6,436	5,617	(3,054)	17,149
Equity in income (loss) of unconsolidated entities	82	(17)	224	302
Loss on extinguishment of debt	—	(153)	—	(153)
Other expense, net	(8,473)	(13,727)	(17,907)	(29,484)
Loss from continuing operations before income taxes	(1,955)	(8,280)	(20,737)	(12,186)
Provision for (benefit from) income taxes	105	(56)	(591)	(14)
Loss from continuing operations	(2,060)	(8,224)	(20,146)	(12,172)
Income (loss) from discontinued operations, net of tax	64	253	(4,190)	(937)
Net loss	$(1,996)	$(7,971)	$(24,336)	$(13,109)
Weighted average number of shares:
Basic and Diluted	26,480	25,320	26,469	25,163
Basic and Diluted (loss) income per share:
Continuing Operations	$(0.08)	$(0.32)	$(0.76)	$(0.48)
Discontinued Operations	$—	$0.01	$(0.16)	$(0.04)
Total	$(0.08)	$(0.31)	$(0.92)	$(0.52)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Capitalized interest in inventory, beginning of period	$99,868	$61,836	$87,619	$52,562
Interest incurred	30,259	32,458	60,542	64,899
Interest expense not qualified for capitalization and included as other expense	(7,695)	(14,659)	(17,442)	(30,691)
Capitalized interest amortized to house construction and land sales expenses	(9,956)	(7,379)	(18,243)	(14,514)
Capitalized interest in inventory, end of period	$112,476	$72,256	$112,476	$72,256

BEAZER HOMES USA, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share and per share data)

	March 31, 2015	September 30, 2014
ASSETS
Cash and cash equivalents	$146,261	$324,154
Restricted cash	43,169	62,941
Accounts receivable (net of allowance of $1,305 and $1,245, respectively)	35,880	34,429
Income tax receivable	46	46
Inventory:
Owned inventory	1,757,036	1,557,496
Land not owned under option agreements	—	3,857
Total inventory	1,757,036	1,561,353
Investments in marketable securities and unconsolidated entities	10,372	38,341
Deferred tax assets, net	46	2,823
Property, plant and equipment, net	21,153	18,673
Other assets	18,290	23,460
Total assets	$2,032,253	$2,066,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$100,844	$106,237
Other liabilities	137,435	142,516
Obligations related to land not owned under option agreements	—	2,916
Total debt (net of discounts of $4,019 and $4,399, respectively)	1,535,172	1,535,433
Total liabilities	$1,773,451	$1,787,102

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 27,434,097 issued and outstanding and 27,173,421 issued and outstanding, respectively)	27	27
Paid-in capital	854,368	851,624
Accumulated deficit	(595,593)	(571,257)
Accumulated other comprehensive loss	—	(1,276)
Total stockholders’ equity	258,802	279,118
Total liabilities and stockholders’ equity	$2,032,253	$2,066,220

Inventory Breakdown
Homes under construction	$395,726	$282,095
Development projects in progress	849,644	786,768
Land held for future development	270,518	301,048
Land held for sale	64,929	51,672
Capitalized interest	112,476	87,619
Model homes	63,743	48,294
Land not owned under option agreements	—	3,857
Total inventory	$1,757,036	$1,561,353

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
($ in thousands, except otherwise noted)

	Quarter Ended March 31,		Six Months Ended March 31,
SELECTED OPERATING DATA	2015	2014	2015	2014
Closings:
West region	386	453	702	888
East region	269	257	574	595
Southeast region	281	267	545	532
Total closings	936	977	1,821	2,015

New orders, net of cancellations:
West region	715	550	1,120	901
East region	488	424	774	732
Southeast region	495	416	770	652
Total new orders	1,698	1,390	2,664	2,285

Backlog units at end of period:
West region	975	751	975	751
East region	800	798	800	798
Southeast region	758	614	758	614
Total backlog units	2,533	2,163	2,533	2,163

Dollar value of backlog at end of period (in millions)	$814.1	$637.1	$814.1	$637.1

Homebuilding Revenue:
West region	$108,766	$119,044	$195,084	$239,256
East region	96,758	82,366	198,590	189,245
Southeast region	80,698	64,715	154,130	127,582
Total homebuilding revenue	$286,222	$266,125	$547,804	$556,083

	Quarter Ended March 31,		Six Months Ended March 31,
SUPPLEMENTAL FINANCIAL DATA	2015	2014	2015	2014
Revenues:
Homebuilding	$286,222	$266,125	$547,804	$556,083
Land sales and other	13,137	3,896	17,319	7,108
Total	$299,359	$270,021	$565,123	$563,191

Gross profit:
Homebuilding	$52,379	$51,655	$87,656	$106,105
Land sales and other	1,534	517	1,475	737
Total	$53,913	$52,172	$89,131	$106,842

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.
In addition, given the unusual size and nature of the charges recorded related to the Florida stucco issues during the six months ended March 31, 2015, homebuilding gross profit is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the company.

	Quarter Ended March 31,				Six Months Ended March 31,
	2015		2014		2015		2014
Homebuilding gross profit	$52,379	18.3%	$51,655	19.4%	$87,656	16.0%	$106,105	19.1%
Inventory impairments and lot option abandonments (I&A)	—		880		—		911
Homebuilding gross profit before I&A	52,379	18.3%	52,535	19.7%	87,656	16.0%	107,016	19.2%
Interest amortized to cost of sales	9,782		7,379		17,976		14,514
Homebuilding gross profit before I&A and interest amortized to cost of sales	62,161	21.7%	59,914	22.5%	105,632	19.3%	121,530	21.9%
Unexpected warranty costs related to Florida stucco issues	—		—		13,582		—
Homebuilding gross profit before I&A, interest amortized to cost of sales and unexpected warranty costs	$62,161	21.7%	$59,914	22.5%	$119,214	21.8%	$121,530	21.9%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total company net loss, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.
In addition, given the unusual size and nature of certain charges recorded during the periods presented, Adjusted EBITDA is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the company.

	Quarter Ended March 31,		Six Months Ended March 31,		LTM Ended March 31, (a)
	2015	2014	2015	2014	2015	2014
Net loss	$(1,996)	$(7,971)	$(24,336)	$(13,109)	$23,156	$(6,949)
(Benefit from) provision for income taxes	103	(56)	(594)	(4)	(42,392)	(3,061)
Interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization	17,651	22,038	35,685	45,205	82,328	95,625
Depreciation and amortization and stock compensation amortization	4,322	3,488	8,037	7,004	16,899	15,200
Inventory impairments and option contract abandonments	—	880	—	911	7,151	1,315
Loss on debt extinguishment	—	153	—	153	19,764	1,151
Joint venture impairment and abandonment charges	—	—	—	—	—	181
Adjusted EBITDA	$20,080	$18,532	$18,792	$40,160	$106,906	$103,462
Unexpected warranty costs related to stucco issues in Florida	—	—	13,582	—	17,872	—
Unexpected warranty costs related to water intrusion issues in New Jersey	—	—	—	—	648	—
Litigation settlement in discontinued operations	(340)	—	3,660	—	3,660	—
Adjusted EBITDA excluding unexpected warranty costs and a litigation settlement in discontinued operations	$19,740	$18,532	$36,034	$40,160	$129,086	$103,462

(a) "LTM" indicates amounts for the trailing 12-months.